                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Caere Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                CAERE CORPORATION
                                100 COOPER COURT
                           LOS GATOS, CALIFORNIA 95030



                                                  April 15, 1996


Dear Stockholder:

        On behalf of Caere Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, May 14, 1996, at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California. At the meeting, stockholders will be asked to elect one person to the Company's Board of Directors to serve for a three-year term expiring on the date of the Company's 1999 Annual Meeting of Stockholders, to approve amendments to the 1992 Non-Employee Directors' Stock Option Plan and the 1981 Incentive and Supplemental Stock Option Plans and to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996. The accompanying Notice and Proxy Statement describes these proposals. We urge you to read this information carefully.

        The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card promptly.

        The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign, date and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

        We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                               Sincerely yours,



                                               ROBERT G. TERESI
                                               Chairman of the Board and
                                               Chief Executive Officer

                                CAERE CORPORATION
                                100 COOPER COURT
                           LOS GATOS, CALIFORNIA 95030

                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ----------------

                           TO BE HELD ON MAY 14, 1996


To the Stockholders of Caere Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Caere Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 14, 1996, at 9:00 a.m., local time, at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California, for the following purposes:

        1. To elect one director of the Company to serve for the ensuing three years until the Company's 1999 Annual Meeting of Stockholders and until his successor is elected and qualified;

        2. To approve the 1992 Non-Employee Directors' Stock Option Plan, as amended, to (i) increase the number of shares that may be issued under the Plan from 130,000 to 230,000, an increase of 100,000 shares; (ii) increase the size of automatic grants made under the Plan; (iii) provide for full vesting of options under certain circumstances; and (iv) make the change of control definition in the Plan similar to that used in the Company's Executive Officers' Change-of-Control Severance Plan;

        3. To approve the 1981 Incentive and Supplemental Stock Option Plans, as amended, to (i) increase the number of shares that may be issued under the Plans from 3,520,000 to 3,595,000, an increase of 75,000 shares; and (ii) add provisons with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

        4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

        5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors of the Company has fixed the close of business on April 5, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                    By  order  of the  Board  of Directors


                                    Blanche M. Sutter, Secretary


Los Gatos, California
April 15, 1996
- --------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR
REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE
GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
- --------------------------------------------------------------------------------

                                CAERE CORPORATION
                                100 COOPER COURT
                           LOS GATOS, CALIFORNIA 95030


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING



GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Caere Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 14, 1996, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has engaged the firm of D. F. King & Co., Inc. to assist the Company in the distribution and solicitation of proxies and has agreed to pay D. F. King & Co., Inc. a fee of $5,000 plus expenses for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company and by D. F. King & Co., Inc. No additional compensation will be paid to directors, officers or other employees for such services.

        The Company intends to mail this proxy statement and accompanying proxy on or about April 15, 1996, to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 5, 1996, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 5, 1996, the Company had outstanding and entitled to vote 13,323,432 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Cooper Court, Los Gatos, California 95030, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes having staggered terms of three years each, with each class consisting, as nearly as possible, of one-third of the total number of directors. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the Company's outstanding capital stock. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Company's Bylaws presently authorize a Board of Directors composed of four directors. Thus, the Board is presently divided into three classes, two of which have one director and one of which has two directors. The class whose term of office expires at the Annual Meeting consists of one director. One of the purposes of the Annual Meeting is the election of one director to this class, such director to serve until the 1999 Annual Meeting of Stockholders and until his successor is elected and had qualified, or until such director's earlier death, resignation or removal. The nominee for election to this class is currently a director of the Company whose term expires at the 1997 Annual Meeting, but who has agreed to resign from such class, effective at the 1996 Annual Meeting, in order to be nominated for election to this class.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The individual nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

        Set forth below is biographical information for the individual nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

JAMES K. DUTTON

        Mr. Dutton, age 63, has been a director of the Company since 1979. He is currently a consultant and private investor. From 1991 to May 1994, Mr. Dutton was a consultant to and President of Andor America Corporation, a distributor of high end mainframe computer equipment and related software. From July 1988 to February 1990, Mr. Dutton was President of ELXSI, a manufacturer of computers. He was a director of System Industries Inc. from 1985 to July 1993 and served as Chairman of the Board from March 1992 to July 1993. He is a director of ECCS, Inc. and Network Equipment Technologies, Inc.


                MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THIS NOMINEE.



                                       2.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

FREDERICK W. ZUCKERMAN

        Mr. Zuckerman, age 61, has been a director of the Company since March 1995. Mr. Zuckerman is a private investor and a partner in the firm of Zuckerman, Firstenberg & Associates LLC, an investment banking and financial advisory organization. Previously, he was Vice President and Treasurer of International Business Machines Corp., a multinational corporation principally engaged in the information technology business, from September 1993 to January 1995; Vice President and Treasurer of RJR Nabisco, Inc., a multinational corporation principally engaged in the tobacco and food businesses, from February 1991 to September 1993; and Corporate Vice President and Treasurer of Chrysler Corp., a multinational corporation principally engaged in the automotive business, from December 1981 to September 1990. He is a director of Anacomp, Inc., Meditrust, Turner Corporation, NVR Corporation, Japan Equity Fund, The Singapore Fund, Northeast Savings Bank, Olympic Financial, Ltd., and Pantone, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

ROBERT G. TERESI

        Mr. Teresi, age 54, has been with the Company since 1976 and has served as Chief Executive Officer and a director of the Company since May 1985. Mr. Teresi has served as President of the Company from May 1985 through May 1994 and since February 1996. He was elected Chairman of the Board in October 1991.

WAYNE E. ROSING

        Mr. Rosing, age 49, has been a director of the Company since June 1991. Since September 1994, he has been President of The Remote Telescope Company, Inc., a recently incorporated company that is developing automatic telescopes with Internet access. From 1988 to 1994, he was an officer of Sun Microsystems, Inc., a manufacturer of UNIX-based professional work stations and compatible software, or President or Vice President of one of its subsidiaries, divisions, or groups.

BOARD MEETINGS AND COMMITTEES

        During the fiscal year ended December 31, 1995, the Board held nine meetings. The Board has a standing Compensation and Option Committee, a standing Audit Committee, and a standing Nominating Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which in 1995 consisted of Messrs. Dutton, Rosing, Zuckerman, and Sidney S. Kahn, a former director of the Company, met once during the fiscal year ended December 31, 1995. Currently, the Audit Committee consists of Messrs. Dutton, Rosing, and Zuckerman.

        The Compensation and Option Committee makes recommendations concerning salaries, incentive compensation, and stock option grants to officers under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Option Committee, which in 1995 consisted of Messrs. Dutton, Kahn, Rosing and Zuckerman, met once during the fiscal year ended December 31, 1995. Currently, the Compensation and Option Committee consists of Messrs. Dutton, Rosing, and Zuckerman.

        The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. No procedure has been established for the



                                       3.

consideration of nominees recommended by stockholders. The Nominating Committee, which in 1995 consisted of Messrs. Dutton, Kahn, Rosing and Zuckerman, did not meet during the fiscal year ended December 31, 1995. Currently, the Nominating Committee consists of Messrs. Dutton, Rosing, and Zuckerman.

        During the fiscal year ended December 31, 1995, each Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

        Over the past three years, Sidney S. Kahn, a director of the Company whose term expires at the 1996 Annual Meeting, wrote memoranda to Robert G. Teresi, Chairman of the Board and Chief Executive Officer of the Company, critical of management of the Company and of certain policies of the Company, including new product introduction, provision for management succession, structure and responsibility of the Board of Directors and profitability of the Company. In February 1996, Mr. Teresi informed Mr. Kahn that, as Chairman of the Board, Mr. Teresi had decided not to propose that the Nominating Committee of the Board of Directors (consisting of all of the outside directors on the Board) nominate Mr. Kahn for election to a new three-year term on the Board. Subsequently, Mr. Kahn requested that Mr. Teresi inform the other directors that Mr. Kahn would not seek re-election and Mr. Kahn resigned from the Board.


                                   PROPOSAL 2

                       APPROVAL OF AMENDMENTS TO THE 1992
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


DESCRIPTION OF THE PROPOSED AMENDMENTS

        The Company's 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was originally adopted by the Board in February 1992 and approved by the stockholders in May 1992. In February 1996, the Board adopted, subject to stockholder approval, amendments to the Directors' Plan to: (i) increase the number of shares of Common Stock reserved under the Directors' Plan from 130,000 shares to 230,000 shares; (ii) increase the size of automatic option grants made to non-employee directors every three years from 20,000 shares to 30,000 shares, including implementing such increase with additional grants covering a pro rata portion of the increase for the remainder of the currently applicable three-year period; (iii) provide for full vesting of options (including outstanding options) for a director who dies or voluntarily resigns after five years of continuous service as a non-employee director and for full vesting of options for all directors in the event of a change in control, as defined in the Directors' Plan; and (iv) make the change of control definition in the Directors' Plan similar to that utilized in the Company's Executive Officers' Change-of-Control Severance Plan, all as more fully described below. The Board adopted these amendments to facilitate the Company's goals of increasing the compensation of its non-employee directors when stockholder value (represented by the trading price of the Company's stock) is increased and of attracting, over time, additional non-employee directors of the Company.

        As of March 29, 1996, and without taking into account the proposed amendments to the Directors' Plan, the Company had granted options for an aggregate of 80,000 shares of Common Stock pursuant to the Directors' Plan, all of which were outstanding, with exercise prices ranging from $6.9375 to $9.75 per share. No options have been exercised under the Directors' Plan to date. As of March 29, 1996, and without taking into account the proposed amendments to the Directors' Plan, 50,000 shares remained available for future grant.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of Proposal 2.

                 MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.



                                       4.

DESCRIPTION OF THE DIRECTORS' PLAN

        The essential features of the Directors' Plan are outlined below.

GENERAL

        The Directors' Plan, and the right of directors to receive options and purchase stock thereunder, is intended to qualify as a formula award plan satisfying the "disinterested administration" requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Directors' Plan provides for the nondiscretionary grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below for a discussion of the tax treatment of nonstatutory stock options. Without taking into account the proposed amendments to the Directors' Plan, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan currently is 130,000. As amended, such maximum number of shares under the Directors' Plan would increase to 230,000.

PURPOSE

        The Company, by means of the Directors' Plan, seeks to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive for such persons to exert maximum efforts to promote the success of the Company, and to encourage their continued service on the Board.

ADMINISTRATION

        The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee composed of not fewer than two members of the Board. As used herein with respect to the Directors' Plan, the term "Board" refers to any committee to which the Board delegates administrative authority with respect to the Directors' Plan, as well as to the Board of Directors itself. Subject to the provisions of the Directors' Plan, the Board has the power to construe and interpret the Directors' Plan and options granted under it, to establish, amend and revoke rules and regulations for its administration, to amend the Directors' Plan, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

ELIGIBILITY

        Options may be granted under the Directors' Plan only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or of any affiliate of the Company. The term "affiliate" as used in the Directors' Plan means any parent or subsidiary corporation of the Company as those terms are defined in the Code. Three of the Company's four current directors (all except Mr. Teresi) are eligible to participate in the Directors' Plan.

        The option grants under the Directors' Plan are nondiscretionary. Pursuant to the Directors' Plan, each person who is elected for the first time by the Board or stockholders of the Company to be a non-employee director of the Company shall automatically be granted an option to purchase shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of such election. Thereafter, so long as any such person remains a non-employee director of the Company and the Directors' Plan remains in effect, he or she shall, on each three-year anniversary of such initial grant, automatically be granted an option to purchase shares of the Company's Common Stock (subject to adjustment as provided in the Directors' Plan). Pursuant to the amendments, the number of shares subject to each such automatic grant is increased from 20,000 to 30,000 shares. Also, pursuant to the amendments, each non-employee director who was a non-employee director on March 2, 1996, shall, on each three-year anniversary of such non-employee director's most recent receipt of an option grant (the "Prior Grant") under the Directors' Plan (prior to the March 2, 1996 grant described below), automatically be granted an option to


                                       5.

purchase 30,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan). Finally, pursuant to the amendments, on March 2, 1996, each director who was then a non-employee director automatically was granted an option to purchase an additional 3,333 shares (or a pro rata portion thereof) for each year (or portion thereof) remaining until the third anniversary of such director's Prior Grant. The purpose and effect of this additional grant is to make the increase in the size of option grants take effect on March 2, 1996.

TERMS OF OPTIONS

        Each option under the Directors' Plan is subject to the following terms and conditions:

        Exercise Price; Payment. The exercise price of each option granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such option on the date such option is granted. The exercise price of options granted under the Directors' Plan must be paid either:
(i) in cash at the time the option is exercised, (ii) by delivery to the Company of shares of Common Stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (iii) by a combination of such methods of payment.

        Option Vesting. Options granted under the Directors' Plan vest with respect to each optionee in three equal annual installments commencing on the date one year after the date of grant of the option, provided that the optionee has, during the entire one-year period prior to such vesting date, continuously served as a non-employee director of the Company. Each of the additional options granted to non-employee directors on March 2, 1996 generally shall vest in installments corresponding to the vesting of the remaining installments under the Prior Grant as if the shares subject to such option had been included in the Prior Grant. Pursuant to the amendments, the options (including options outstanding at the time of amendment of the Directors' Plan) of a director who dies or voluntarily resigns from the Board after five continuous years of service as a non-employee director shall be fully vested.

        Termination of Options. Currently no option granted under the Directors' Plan is exercisable after the expiration of ten years from the date the option was granted.

        Nontransferability of Options. Options granted under the Directors' Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

ADJUSTMENT PROVISIONS

        If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding will be adjusted appropriately as to the class and maximum number of shares subject to the Directors' Plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

        Pursuant to the amendments, options will be fully vested and will be exercisable immediately in the event of: a dissolution or liquidation of the Company or sale of all or substantially all of the assets of the Company; a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities; the acquisition (other than from the Company) by any person(s) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the resulting company's then outstanding voting securities; or the date the incumbent board ceases for any reason to constitute at least a majority of the Board. For this purpose, an incumbent director includes certain persons approved by a majority of incumbent



                                       6.

directors. In addition, in the case of certain forms of corporate transactions, at the sole discretion of the Board and to the extent permitted by applicable law, any surviving corporation other than the Company may elect to assume outstanding options or may substitute similar options, and outstanding options will terminate if not exercised or assumed prior to such event.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Directors' Plan at any time. Unless sooner terminated, the Directors' Plan shall terminate on February 27, 2002.

        The Board also may amend the Directors' Plan at any time and from time to time, provided, however, that the Board shall not amend the Directors' Plan more than once every six months, with respect to the provisions of the plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment would: (i) increase the number of shares reserved for options under the Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3); or (iii) modify the Directors' Plan in any other way if such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3.

FEDERAL INCOME TAX INFORMATION

        Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

        The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

        Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee generally will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, under existing laws the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. At the time the optionee recognizes ordinary income due to the exercise of the option, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, generally will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.


                                       7.

        The following table presents certain information with respect to options to be granted under the Directors' Plan in 1996, subject to the approval of this Proposal 2, to (i) each non-employee director and (ii) all non-employee directors as a group.


                                                NEW PLAN BENEFITS

                                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                 ----------------------------------------------

                                                             NUMBER OF SHARES
                                                            SUBJECT TO OPTIONS
NAME AND POSITION(1)                  DOLLAR VALUE($)(2)         GRANTED(#)
- -----------------                     -----------------     ------------------
James K. Dutton, Director                  37,774                  4,444
Wayne E. Rosing, Director                  37,774                  4,444
Frederick W. Zuckerman, Director           56,661                  6,666
All Non-Employee Directors as a Group     132,209                 15,554



- -----------------------
(1)   The grants are subject to stockholder approval of Proposal 2.
(2) Exercise price ($8.50) multiplied by the number of shares underlying the option.


                                   PROPOSAL 3


                 APPROVAL OF AMENDMENTS TO THE 1981 OPTION PLANS


DESCRIPTION OF THE PROPOSED AMENDMENTS

        The total number of shares currently authorized for issuance under the 1981 Incentive Stock Option Plan and 1981 Supplemental Stock Option Plan (collectively, the "1981 Option Plans") on a combined basis is 3,520,000 shares. As of March 29, 1996, and without taking into account the proposed amendments to the 1981 Option Plans, options (net of canceled or expired options) covering an aggregate of 1,519,158 shares of the Company's Common Stock had been granted under the 1981 Option Plans, and only 563,280 shares (plus any shares that might in the future be returned to the 1981 Option Plans as a result of cancellations or expiration of options) remained available for future grant under the 1981 Option Plans. In February 1996, the Board adopted, subject to stockholder approval, a proposal to amend the 1981 Option Plans to: (i) increase the number of shares authorized for issuance under the 1981 Option Plans on a combined basis by 75,000 shares, to a total of 3,595,000 shares; and (ii) comply with the performance-based pay requirements of Section 162(m) of the Code by adding certain administrative provisions and limiting to 300,000 the number of shares of Common Stock that can be made subject to options granted to any individual under the 1981 Option Plans in a calendar year. The Board adopted these amendments to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation and Option Committee of the Board.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of Proposal 3.


                 MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.


                                       8.

DESCRIPTION OF THE 1981 OPTION PLANS

        The essential features of the 1981 Option Plans are outlined below.

GENERAL

        The 1981 Incentive Stock Option Plan (the "ISO Plan") provides for the grant of incentive stock options. Incentive stock options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code (the "Code"). The 1981 Supplemental Stock Option Plan (the "Supplemental Plan") provides for the grant of nonqualified stock options. Nonqualified stock options granted under the Supplemental Plan are intended not to qualify as incentive stock options under the Code. See "Tax Information" for a discussion of the tax treatment of incentive and nonqualified stock options.

PURPOSE

        The 1981 Option Plans were adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

        The 1981 Option Plans provide that they will be administered by the Board of Directors of the Company and authorize the Board to delegate such administration to a committee of not fewer than three members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act. In the Board's discretion, directors serving on such committee may also be "outside directors" within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee of two or more outside directors. As used herein with respect to the 1981 Option Plans, the "Board" refers to the Compensation and Option Committee or, as applicable, the subcommittee, as well as the Board of Directors itself. The Board has the power to construe and interpret the 1981 Option Plans and, subject to the provisions of the 1981 Option Plans, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board has delegated such administration to the Compensation and Option Committee. The Compensation and Option Committee has authorized a subcommittee to establish and administer grants of options under the Option Plans to officers or other key employees of the Company, subject to ratification by the Compensation and Option Committee.

ELIGIBILITY

        Incentive stock options may be granted under the ISO Plan only to selected key employees (including officers) of the Company and its affiliates. Options may be granted to directors of the Company under the ISO Plan only if such directors are also key employees of the Company or of any of its affiliates. Nonqualified stock options may be granted under the Supplemental Plan only to key employees (including officers) of, directors of, or consultants to, the Company or its affiliates.

        No option may be granted under the ISO Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. An option may be granted to an eligible person under the ISO Plan only if the aggregate fair market value of the stock with respect to which incentive stock options granted after 1986 are exercisable for the first time by such person




                                       9.

during any calendar year under all incentive stock option plans of the Company and its affiliates does not exceed $100,000. Pursuant to the amendments, the 1981 Option Plans provide that the number of shares that can be made subject to options granted to any individual under the 1981 Option Plans in a calendar year is limited to 300,000. The principal purpose for such a per-employee limitation is to comply with IRS regulations that permit certain performance-based compensation, including compensation attributable to stock options that meet specified criteria, to be exempt from the $1.0 million limitation under Section 162(m) of the Code on the amount that may be deducted by publicly held corporations for compensation paid to certain employees. See "Federal Income Tax Information."

        During the last fiscal year, under the 1981 Option Plans, the Company granted to all executive officers as a group options to purchase 293,000 shares at exercise prices of $8.75 to $9.75 per share and to all employees (excluding executive officers) as a group options to purchase 123,500 shares at exercise prices of $8.00 to $18.125 per share. No non-employee director was granted an option under the 1981 Option Plans in 1996.

STOCK SUBJECT TO THE 1981 OPTION PLANS

        If options granted under the 1981 Option Plans expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1981 Option Plans. Pursuant to the amendments, the number of shares authorized for issuance under the 1981 Option Plans would be increased from 3,520,000 to 3,595,000.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the 1981 Option Plans. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment. The exercise price of incentive stock options under the ISO Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonqualified options under the Supplemental Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher-priced options, whether incentive or nonqualified, with new lower-priced options.

        The exercise price of options granted under the 1981 Option Plans must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company,
(b) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

        Option Exercise. Options granted under the 1981 Option Plans may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1981 Option Plans may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company before vesting.

        Term. The maximum term of options granted under the 1981 Option Plans is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options granted under the 1981 Option Plans terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be

                                      10.

exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship.

ADJUSTMENT PROVISIONS

        If there is any change in the stock subject to the 1981 Option Plans or subject to any option granted under the 1981 Option Plans (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1981 Option Plans and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares, and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

        The 1981 Option Plans provide that, in the event of a dissolution or liquidation of the Company, specified type of merger, or other corporate reorganization, the Board of Directors may, at its sole discretion to the extent permitted by law, (i) require any surviving corporation to either assume options outstanding under the 1981 Option Plans or substitute similar options for those outstanding, (ii) accelerate the time during which such options may be exercised and terminate all options not exercised during that time, or (iii) continue outstanding options in full force and effect.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 1981 Option Plans without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1981 Option Plans currently will terminate on January 31, 2000.

        The Board also may amend the 1981 Option Plans at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the 1981 Option Plans; (ii) materially modify the requirements as to eligibility for participation in the 1981 Option Plans to the extent such modification requires stockholder approval in order for the ISO Plan to satisfy the requirements of Section 422(b) of the Code; or (iii) modify the 1981 Option Plans in any other way if such modification requires stockholder approval in order for the 1981 Option Plans to comply with the requirements of Rule 16b-3 under the Exchange Act or to satisfy the requirements of Section 422(b) of the Code. The Board may submit any other amendment to the 1981 Option Plans for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. The ISO Plan expressly contemplates that the Board may adopt amendments in any respect to provide optionees with the maximum benefits under the Code relating to incentive stock options or to bring the ISO Plan into compliance with the Code.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options. Incentive stock options under the ISO Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.


                                      11.

        If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonqualified Stock Options. Nonqualified stock options granted under the Supplemental Plan generally have the following federal income tax consequences:
There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1.0 million for a covered employee. It is possible that compensation attributable to awards under the 1981 Option Plans, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant. Following approval of Proposal 3, options granted under the 1981 Option Plans that have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should qualify as performance-based compensation that is exempt from the $1.0 million deduction limitation.


                                      12.

                                   PROPOSAL 4


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1996, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since 1976. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.



                                      13.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 29, 1996, by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on March 29, 1996; (iii) all officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                   BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER                         NUMBER OF SHARES(2)  PERCENT OF TOTAL
- ----------------
Wisconsin Investment Board                   1,250,000              9.4%
   P.O. Box 7842
  Madison, WI 53707

Robert G. Teresi                               261,992              1.94%
Sidney S. Kahn                                  47,392              *
James K. Dutton                                 76,666              *
Wayne E. Rosing                                 31,166              *
Frederick W. Zuckerman                           6,666              *
Blanche M. Sutter                               98,832              *
Lawrence F. Lunetta                             27,627              *
All executive officers and directors as        691,319              5.0%
a group (10 persons)



- -------------

  *  Less than 1%


(1) This table is based upon information supplied by executive officers, directors, and principal stockholders and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,321,608 shares outstanding on March 29, 1996, adjusted as required by rules promulgated by the SEC.

(2) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Robert G. Teresi, 175,650 shares; Sidney S. Kahn, 46,666 shares; James K. Dutton, 46,666 shares; Wayne E. Rosing, 6,666; Frederick W. Zuckerman, 6,666; Blanche M. Sutter, 78,832 shares; and Lawrence F. Lunetta, 27,627 shares; and all executive officers and directors as a group, 487,047 shares.


                                      14.

                             ADDITIONAL INFORMATION



MANAGEMENT

        Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company.


       NAME                   AGE            POSITION
       ----                   ---            --------
Blanche M. Sutter ..........  49      Senior Vice President, Chief Financial
                                      Officer and Secretary
Serge L. Blanc .............  58      Vice President, Business Products
Dan D. Borozan .............  59      Vice President, Operations
Dean A. Hovey ..............  41      Vice President and General Manager,
                                      Imaging Products
Chad B. Kinzelberg .........  28      Vice President, Marketing
Lawrence F. Lunetta ........  44      Vice President and General Manager,
                                      Desktop Products



        Ms. Sutter became Senior Vice President in February 1996. She has been the Company's Vice President, Finance, and Chief Financial Officer since April 1986. In June 1989 she was also appointed as the Company's Secretary. She is a director of ZyLab International, Inc., a company in which Caere has a minority interest.

        Mr. Blanc joined the Company in May 1977 as Vice President, Engineering. In August 1994, he became Vice President, Business Products.

        Mr. Borozan joined the Company in January 1991 as Vice President, Operations. Prior to joining the Company, he was Director of Materials at Hughes LAN Systems, a manufacturer of local area network products.

        Mr. Hovey became the Company's Vice President and General Manager, Imaging Products, in February 1996. Previously, he was Vice President, Business Development from August 1994 to February 1996. Prior to joining the Company, from 1989 to 1994, he was a General Partner of Avalon Ventures, a venture capital fund.

        Mr. Kinzelberg joined the Company in September 1994 as Vice President, Marketing. Prior to that, he was Senior Director, Marketing, from 1992 to 1994, and Senior Director, Fax and Messaging Software in 1994 at Delrina Corporation, a designer and manufacturer of fax, forms, and content-based software. From May 1990 to June 1992, he was Director of Marketing for Polaris Software, a developer of personal information management software.

        Mr. Lunetta became the Company's Vice President and General Manager, Desktop Products, in February 1996. Previously, he was Vice President, Sales and Service since April 1995; Vice President, Strategic Relations from November 1994 to April 1995, and Vice President, Worldwide Marketing from 1993 to August 1994. From 1992 to 1993, he was Director of International Markets. From 1989 to 1991, he was Vice President, Marketing and Sales for Advanced Vision Research, a manufacturer of desktop scanners.


                                      15.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                             EXECUTIVE COMPENSATION


COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives an annual retainer of $8,000 and a per meeting fee of $2,000 (plus $2,000 for each committee meeting attended by committee members, if held on days other than Board meeting dates). No compensation is paid for participation in telephone meetings. In the fiscal year ended December 31, 1995, the total compensation paid to non-employee directors as a group was $47,000.

        Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. See Proposal 2.


                                      16.

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ending December 31, 1995, 1994 and 1993, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1995 (the "Named Executive Officers"):



                                   SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                       ANNUAL COMPENSATION                 COMPENSATION
                                 -----------------------------------       ------------
                                                                              AWARDS
                                                                              ------
                                                                             SECURITIES
                                                                            UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY($)(1)       BONUS($)       OPTIONS(#)     COMPENSATION($)(2)
- ---------------------------      ----      ------------      ---------      ----------      ------------------
Mr. Robert G. Teresi             1995        250,000          14,664           40,000             6,105
President and                    1994        250,000         250,000                0             3,115
Chief Executive Officer          1993        250,000               0           69,000             2,007

Mr. Steven Humphreys(3)          1995        190,000          11,181           15,000            62,130(4)
President                        1994         97,494          95,000          200,000            35,679(4)
                                 1993             --              --               --                --

Ms. Blanche M. Sutter            1995        144,628           8,889           13,000             3,119
Senior Vice President,           1994        136,000         136,000           54,000             1,824
Chief Financial Officer          1993        136,000               0           36,000             1,536
and Secretary

Mr. Lawrence F. Lunetta          1995        130,300          46,917           22,000             2,779
Vice President and General       1994        110,038         110,000                0             1,138
Manager, Desktop Products        1993        121,152               0           27,000             1,632

Mr. Cary H. Masatsugu(5)         1995        134,616          62,774           60,000               634
Vice President, Engineering      1994             --              --               --                --
                                 1993             --              --               --                --


- ----------------

(1) Includes amounts earned but deferred at the election of the executive officer.

(2) Includes the Company's matching payments for Messrs. Teresi and Lunetta and Ms. Sutter under its 401(k) plan and term life insurance premiums paid by the Company for each officer.

(3) Mr. Humphreys terminated his employment in February 1996, and Mr. Teresi was elected President of the Company.

(4)  Includes relocation expenses paid by the Company.

(5)  Mr. Masatsugu terminated his employment in March 1996.


                                       17.

STOCK OPTION GRANTS AND EXERCISES

        The following tables show for the fiscal year ended December 31, 1995, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF
                                                                                         STOCK PRICE
                                                                                     APPRECIATION FOR
                        INDIVIDUAL GRANTS                                               OPTION TERM(1)
                    ----------------------------                                    --------------------
                    NUMBER OF
                    SECURITIES      % OF TOTAL
                    UNDERLYING     OPTION GRANTED     EXERCISE OR
                     OPTIONS       TO EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME              GRANTED(#)(2)   FISCAL YEAR(%)(3)     ($/SH)         DATE           5% ($)      10% ($)
- ----              -------------   ----------------   -------------  ----------       -------      -------
Mr. Teresi            40,000          9.6               8.75        05/04/05        220,500      556,500

Mr. Humphreys         15,000          3.6               8.75        05/04/05         82,688      208,688

Ms. Sutter            13,000          3.1               8.75        05/04/05         71,663      180,863

Mr. Lunetta           22,000          5.3               8.75        05/04/05        121,275      306,075

Mr. Masatsugu         60,000         14.4               8.75        05/04/05        330,750      834,750



- --------------------

(1) The potential realizable value is based on the ten-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(2) Options generally vest over a four-year period, 25% per year, with a ten-year term. The options will fully vest upon a change of control, as defined in the Company's 1981 Option Plans, unless the acquiring company assumes the options or substitutes similar options.


(3)  Based on 416,500 options granted in fiscal year ended December 31, 1995.


                                      18.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND DECEMBER 31, 1995 OPTION VALUES

                                                        Number of
                                                        Securities              Value of
                                                        Underlying             Unexercised
                                                        Unexercised            In-the-Money
                                                         Options at             Options at
                                                        12/31/95(#)            12/31/95($)
                    Shares Acquired     Value           Exercisable/           Exercisable/
Name                on Exercise (#)  Realized ($)(1)    Unexercisable         Unexercisable(2)
- ----                ---------------  ---------------    -------------        -----------------
Mr. Teresi               21,000        151,875        152,400/105,000             26,400/0

Mr. Humphreys            15,000         64,625         35,000/165,000         8,750/37,500

Ms. Sutter                    0             --          70,832/87,500                  0/0

Mr. Lunetta                   0             --          22,127/40,000                  0/0

Mr. Masatsugu             4,281         21,020           1,224/69,175         3,715/27,846


- ------------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of the Company's Common Stock at December 31, 1995 ($7.125) minus the exercise price of the options.



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        In February 1991, the Board adopted the Company's Executive Officers' Change-of-Control Severance Plan for its executive officers designated by the Compensation and Option Committee (the "Severance Plan"). The Severance Plan provides that, in the event, within 36 months of a change of control, the participant is involuntarily terminated, other than for death, disability or cause, or the participant voluntarily terminates his or her employment for good reason, the terminated participant will be entitled to (i) a lump sum severance payment equal to two times annual compensation if termination occurs within one year of a change of control, or two times annual compensation, less 1/24 of such amount for each full month which has passed since such anniversary of the change of control if termination occurs beyond the one-year anniversary of a change of control, (ii) continuation of health insurance benefits for up to 18 months at Company expense, and (iii) acceleration of vesting of stock options ranging from 25% to 100% of unvested stock options, depending upon length of service with the Company. The Severance Plan provides for a reduction in the benefits otherwise payable to the extent the payment would result in an "excess parachute payment" under the Code's golden parachute provisions.

        A "change of control" includes (i) acquisition by a person or group of 50% or more of the voting power of the Company, (ii) individuals who constitute the incumbent board cease to constitute a majority of the Board of Directors,
(iii) consummation of certain business combinations following which the Company's stockholders immediately prior to the transaction do not own more than 50% of the voting power of the surviving company, and (iv) any other event the incumbent board determines constitutes a change of control. For purposes of the Severance Plan, the incumbent board is defined to include not only the present directors but subsequently elected directors,



                                      19.

so long as their election or nomination for election by the Company's stockholders was approved by a majority of the then incumbent board (other than an approval in connection with an actual or threatened election contest).

        "Good reason" includes (i) reduction of compensation, (ii) failure to provide a substantially similar welfare benefit package, (iii) change in the participant's responsibilities, authority, titles or offices, resulting in diminution of position, (iv) a material reduction in duties, (v) request that the participant relocate to a worksite that is more than 35 miles from his or her prior worksite, (vi) failure or refusal of the successor company to assume the Severance Plan, or (vii) material breach of material provisions of the Severance Plan.

        The Severance Plan has automatically been extended for a one-year term on each December 31 since December 31, 1991, and automatically will be extended for additional one-year periods unless the Board takes action not to extend it. The Severance Plan may not be amended or terminated with respect to any participant without the consent of such participant.

        In February 1991, the Company also adopted a severance policy for executive officers designated by the Compensation and Option Committee in the event of involuntary termination (the "Standard Policy"). The Standard Policy provides that, in the event that the participant is involuntarily terminated other than for death, disability or cause, the terminated participant will be entitled to (i) a lump sum severance payment equal to one half of each participant's current annual compensation and (ii) continuation of health insurance benefits for up to six months at Company expense.

        The Standard Policy has been automatically extended for a one-year term on each December 31 since December 31, 1991, and automatically will be extended for additional one-year periods unless the Board takes action not to extend it. The Standard Policy may not be amended or terminated with respect to any participant without the consent of such participant.

        In December 1994, the Company entered into an Executive Compensation and Benefits Continuation Agreement with Robert Teresi, the Company's President and Chief Executive Officer, which remains in effect during the duration of Mr. Teresi's employment by the Company. In the event of (i) the involuntary termination of Mr. Teresi without cause, as defined in the agreement, or due to the death or disability of Mr. Teresi; (ii) the voluntary termination of Mr. Teresi for good cause, as defined in the agreement, or (iii) the part-time employment of Mr. Teresi at the Company as a non-officer in certain circumstances after voluntary termination of employment, then the agreement provides that Mr. Teresi will be paid salary continuation benefits equal to three years of his base salary, to be paid in equal monthly installments over a period of five years. The Company also will continue Mr. Teresi's health insurance benefits, including any medical, vision care or dental insurance coverage then in effect, for a period of up to five years, and will continue medical benefits for Mr. Teresi's spouse and daughter for up to five years. In addition, any outstanding unvested stock options held by Mr. Teresi at the termination date of his employment will be subject to continued or accelerated vesting, subject to certain criteria as set forth in the agreement. All the benefits payable by the Company under the agreement cease immediately upon the happening of certain events specified in the agreement, including in the event that Mr. Teresi becomes employed by or provides consulting services to an entity which is engaged in a business in which the Company is also engaged.


                                      20.

COMPENSATION AND OPTION COMMITTEE REPORT(1)

        In 1995, the Compensation and Option Committee of the Board of Directors (the "Committee") consisted of James K. Dutton, Sidney S. Kahn, Wayne E. Rosing and Frederick W. Zuckerman, none of whom are currently officers or employees of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, including its 1981 Stock Option Plans, the Caere Savings and Retirement 401(k) Plan and the 1990 Employee Stock Purchase Plan. Currently, the Compensation and Option Committee consists of Messrs. Dutton, Rosing and Zuckerman.

General

        The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and thereby enhance long-term stockholder value. Annual compensation for the Company's executive officers consists of three elements: a cash salary, a cash incentive bonus, and stock option grants.

        The Committee evaluates the performance of management and determines compensation policies, plans, and programs which seek to enhance the performance of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management with those of its stockholders.

        In its review of management performance and compensation, the Committee also takes into account management's commitment to the long-term success of the Company through development of new products and enhanced versions of current products, as evidenced by the Company's significant investments in research and development. Over the last three years, Caere's expenditures on research and development have been $7.9 million in 1995, $9.1 million in 1994, and $8.7 million in 1993. The Committee recognizes that while these expenditures reduce current reported earnings, they provide the basis for helping to achieve management's objective of sustained significant long-term earnings growth.

        In establishing compensation levels for 1995, the Committee considered management's significant accomplishments during the year, including (i) increasing the Company's software unit volume shipments by over 110% and expanding both the retail and direct distribution channels; (ii) successfully integrating Calera Recognition Systems, Inc., which the Company acquired in December 1994, and realizing significant cost synergies from the acquisition;
(iii) maintaining profitability while managing a change in the Company's fundamental business model for desktop products to a "bundle and upgrade" strategy, with higher volume but significantly lower average selling prices; and
(iv) successfully introducing the Company's OmniForm product through the Company's Caere Affiliated Label program. Additionally, the Committee evaluated the year's specific accomplishments in light of the Company's long term objectives of maintaining its position as the technology- and market-leading provider of OCR products and of driving OCR into mainstream markets. The Committee also looked at the challenges for 1995 and the need to motivate and retain its executive officers in a manner consistent with the Company's compensation philosophy.

Executive Officer Compensation

        At its May 1995 meeting, the Committee reviewed the results of two salary surveys which provided information on the compensation of management at similarly-sized software and technology companies, detailed by position. Based on this survey information and on the structure of the Company's salary and bonus plan, the Committee set base salaries for executive officers in 1995 at the same level as 1994 base salaries, with the exception


- -------------------

(1) The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.



                                      21.

of two executive officers. These salary levels are comparable to the mid-range of competitive companies of comparable size in similar industries. Those companies include some, but not all, of the companies included in the Hambrecht & Quist Technology Stock Index used in the performance measurement comparison graph.

        The Company's cash bonus plan is tied to financial performance versus plan and the profitability of the Company. The total size of the bonus pool is calculated using a formula based upon the Company's operating earnings as a percentage of revenues. Performance is measured and bonus is determined each quarter independently in order to encourage meeting plan objectives on a quarterly basis. The salary and bonus plans are structured in a highly leveraged manner, e.g., potential bonus as a percentage of total compensation, to provide a strong incentive for achieving short-term annual performance objectives. Bonus amounts are allocated among the executive officers based upon the individual's base salary as a percentage of the entire group's base salaries. The maximum bonus allowable for an executive in any period is 100% of that person's base salary for the period. Since management's financial goals for 1995 were not entirely met, cash bonuses ranging from 5% to 6% of base compensation were awarded to executive officers in 1995 for 1995 performance. This represents a significant decrease in bonus pay from 1994, when management's financial goals were significantly exceeded and management received 100% of base compensation as cash bonuses.

        The Company uses its stock option program as a long-term incentive to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. Options have been granted to existing members of management based on a plan of achieving certain levels of predetermined ownership participation. Because these objectives have been long-term in nature, they have not been significantly increased when annual performance goals have been exceeded, as they were in 1992 and 1994, nor decreased when annual performance goals have not been met, as in 1993. Options are granted at the then fair market value of the Company's Common Stock, are subject to four-year vesting, and have a term of either five or ten years. In August 1994, the Committee authorized the extension of the term of all outstanding stock options from five to ten years. In May 1995, the Compensation and Option Committee awarded stock option grants under the Company's 1981 Option Plans to all executive officers of the Company. The size of individual option grants generally is intended to reflect the officer's position with the Company and his or her contributions to the Company. The Compensation and Option Committee did consider the number of options held by executive officers when awarding stock options grants in 1995 under the 1981 Option Plans.

        The Company believes this combination of short- and long-term incentives in the form of salary and bonus plus stock option grants will focus the Company's officers on the optimum balance of achieving short-term annual objectives while building long-term stockholder value and will achieve the Company's goals of properly motivating and retaining officers.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The Compensation and Option Committee has determined that, following the approval of Proposal 3, stock options granted under the 1981 Option Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation." To achieve this result, the amendments to the 1981 Option Plans submitted for approval in Proposal 3 include certain administrative provisions and a per-employee, per-year limitation on the size of stock option grants.

        In addition, the Compensation and Option Committee has established a subcommittee consisting of two outside directors that is authorized to establish and administer performance-based compensation awards to officers or other key employees, including grants of stock options under the 1981 Option Plans, subject to ratification by the Compensation and Option Committee.




                                      22.

        The Compensation and Option Committee intends to continue to evaluate the effects of Code Section 162(m) and to comply with the requirements of that statute in the future to the extent consistent with the best interest of the Company.


Chief Executive Compensation

        In accordance with the compensation policies described above, the Chief Executive Officer received a base salary of $250,000 in 1995, which did not reflect any increase from his 1993 and 1994 base salaries. Consistent with the Company's philosophy of rewarding and motivating its executive officers, the Chief Executive Officer received a cash bonus of $14,664 for 1995 performance, which did not meet management's financial goals, compared to a cash bonus of $250,000 for 1994, in which such financial goals were significantly exceeded. A stock option grant of 40,000 shares of Common Stock was awarded to Mr. Teresi in 1995 under the Company's 1981 Option Plans.

                                   By the Compensation and Option Committee


                                   James K. Dutton
                                   Wayne E. Rosing
                                   Frederick W. Zuckerman


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation and Option Committee in 1995 consisted of Messrs. Dutton, Kahn, Rosing, and Zuckerman. Mr. Dutton was an executive officer of the Company from 1979 to 1985.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following chart shows the value of an investment of $100 on December 31, 1990, in cash of (i) the Company's Common Stock, (ii) the H&Q Technology Stock Index, and (iii) the Nasdaq Market Index.


                          FIVE YEAR TOTAL RETURN CHART

                                        H&Q Technology          NASDAQ Market
                        Caere            Stock Index                Index

12/31/90                100             100                     100
12/91                   103.45          147.83                  160.55
12/92                   248.28          170.04                  186.85
12/93                   132.76          185.56                  214.5
12/94                   250             215.39                  209.67
12/95                    98.28          323.4                   296.51

(1) The material in this performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.



                                      23.

                              CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

        The Board does not know of any other matters which may come before the Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than December 17, 1996, in order to be included in the proxy statement and proxy relating to, and in order to be presented at, that Annual Meeting.

        The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their shares personally even though they have sent in their proxies.

                                            By Order of the Board of Directors



                                            BLANCHE M. SUTTER, Secretary

Los Gatos, California
April 15, 1996

                                      24.

                               CAERE CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1996

        The undersigned hereby appoints Robert G. Teresi and Blanche M. Sutter, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Caere Corporation (the "Company") which the undersigned may be entitled to vote at the annual Meeting of Stockholders of the Company to be held at the Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California, on Tuesday, May 14, 1996, at 9:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR NAMED BELOW.

1. To elect one director of the Company to serve for the ensuing three years until the Company's 1999 Annual Meeting of Stockholders and until his successor is elected and qualified.

Nominee: James K. Dutton

FOR the nominee listed above (except as marked to the contrary below) ____

WITHHOLD AUTHORITY to vote for the nominee listed above ____


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4.

2. To approve the 1992 Non-Employee Directors' Stock Option Plan, as amended, to (i) increase the number of shares which may be issued from 130,000 to 230,000, an increase of 100,000 shares; (ii) increase the size of automatic grants made under the Plan; (iii) provide for full vesting of options under certain circumstances; and (iv) make the change of control definition in the Plan similar so that used in the Company's Executive Officers' Change-of-Control Severance Plan.

3. To approve the 1981 Incentive and Supplemental Stock Option Plans, as amended, to (i) increase the number of shares that may be issued under the Plans from 3,520,000 to 3,595,000, an increase of 75,000 shares; and (ii) add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

        Please vote, date, and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Signature: __________________________________   Date: __________________

Signature: __________________________________   Date: __________________